UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                           FORM 8-K

          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report:  December 16, 2005
               (Date of earliest event reported)


                    COGNITRONICS CORPORATION
     (Exact name of registrant as specified in its charter)


     New York             1-8496            13-1953544
(State of            (Commission           (IRS employer
Incorporation)       File Number)         Identification No.)



    3 Corporate Drive, Danbury, CT             06810
(Address of principal executive offices)    (Zip Code)




                          203 830-3400
                 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2005, pursuant to the Agreement and Plan of Merger between the Cognitronics Corporation (the "Company"), TN Acquisition Corporation, a New York corporation and a wholly owned subsidiary of the Company, ThinkEngine Networks, Inc., a Delaware corporation ("ThinkEngine") and ThinkEngine's Principal Securityholders dated October 28, 2005, the Board of Directors of Cognitronics Corporation elected Mr. Robert C. Fleming to the board.

Mr. Fleming is a General Partner of Prism Venture Partners and an individual member of Prism Venture Partners III, LLC, which is the sole general partner of Prism Investment Partners III, L.P, which is the sole general partner of Prism Venture Partners III, L.P ("PVP III") and Prism Venture Partners III-A, L.P ("PVP III-A"). The Company acquired ThinkEngine from PVP III and PVP III-A for 1,149,705 shares of the Company's common stock, par value $0.20 per share, $1,250,000 in cash and a note in the principal amount of $300,000. Prior to the acquisition of ThinkEngine by the Company, Mr. Fleming was a member of the Board of Directors of ThinkEngine.

Mr. Fleming shares voting and dispositive power over 1,149,705 shares of the Company's common stock held, in the aggregate, by PVP III and PVP III-A.






				SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on January 6, 2005.

                                            Cognitronics Corporation
                                                  REGISTRANT

                                            by:/S/Garrett Sullivan
                                               -------------------
                                               Garrett Sullivan,
                                               Treasurer And Chief
                                               Financial Officer